UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2008 (December 24, 2008)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 24, 2008, Xfone, Inc. (the “Registrant”) and Harel Finance Trade & Securities Ltd. (the “Market Maker”) entered into a Market Making Agreement (the “Agreement”). A copy of a translation from Hebrew of the Agreement is attached hereto as Exhibit 10.130 and is incorporated herein by reference.

Pursuant to the Agreement, the Market Maker has been engaged to provide its services to the Registrant for a one year period in connection with the trading of the Registrant’s common stock on the Tel Aviv Stock Exchange. In consideration for the services of the Market Maker as detailed in the Agreement, the Registrant shall pay the Market Maker a monthly fee of 5,000 New Israeli Shekel (approximately US$1,300) plus all legally applicable value added tax.

As previously disclosed, the Registrant had previously entered into an Agreement for Market Making in Securities on July 31, 2006 with Excellence Nessuah Stock Exchange Services Ltd. (the “Previous Market Maker”), however, the Previous Market Maker informed the Registrant on October 23, 2008 that it was ceasing its activity at market making.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the Registrant’s securities.

Item 9.01. Financial Statements and Exhibits.

(a)     None.
(b)     None.
(c)     None.
(d)     Exhibits.

Exhibit No.	Description
10.130	Market Making Agreement dated December 24, 2008, by and between Xfone, Inc. and Harel Finance Trade & Securities Ltd. [Free translation from Hebrew]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: December 24, 2008	By:	/s/ Guy Nissenson
President and Chief Executive Officer